UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2018
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2018, the Board of Directors (the “Board”) of Facebook, Inc. (the “Company”) appointed Jeffrey D. Zients as a member of the Board and as a member of the Audit Committee of the Board (the “Audit Committee”), in each case effective immediately following the conclusion of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). A copy of the Company’s Newsroom post announcing the appointment is attached as Exhibit 99.1 to this report.
There is no arrangement or understanding with any person pursuant to which Mr. Zients was appointed as a member of the Board. In accordance with the Company’s existing compensation policy with respect to non-employee directors who are sitting members of the Board as of the date of its annual meeting of stockholders, Mr. Zients will receive an annual retainer fee of $50,000 for service on the Board, an additional annual retainer fee of $20,000 for service on the Audit Committee, and an annual grant of restricted stock units (the “RSU Award”) equal to $300,000 divided by the average daily closing price of the Company’s Class A common stock in May of such year. The RSU Award will vest fully on the earlier of (i) May 15, 2019 or (ii) the date of the Company’s 2019 Annual Meeting of Stockholders if Mr. Zients does not stand for re-election or is not re-elected at such annual meeting, so long as Mr. Zients is a director on such date.
In addition to the compensation that Mr. Zients will receive in connection with his appointment as a member of the Board, the Company intends to enter into its standard form of indemnification agreement with Mr. Zients. The indemnification agreement, among other things, would require the Company to indemnify Mr. Zients for certain expenses incurred by him in any action or proceeding arising out of his service as a member of the Board. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-179287), as originally filed with the Securities and Exchange Commission on February 1, 2012, as subsequently amended.
Item 8.01 Other Events.
On May 7, 2018, the Board appointed Kenneth I. Chenault to replace Susan D. Desmond-Hellmann on the Audit Committee, and appointed Dr. Desmond-Hellmann to replace Marc L. Andreessen on the Compensation & Governance Committee of the Board, in each case effective immediately.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Newsroom Post dated May 8, 2018

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Newsroom Post dated May 8, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: May 8, 2018	By:	/s/ David Kling
Name: David Kling
Title: Vice President, Deputy General Counsel and Secretary